Law Offices

             Stradley, Ronon, Stevens & Young, LLP

                   2600 One Commerce Square
             Philadelphia, Pennsylvania 19103-7098
                        (215) 564-8000

Direct Dial - (215) 546-8198

                          May 26, 1999


VIA EDGAR

Filing Desk
United States Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

   Re:   The Penn Street Fund, Inc.(the "Fund")
         File Nos. 33-95102 and 811-9078
         Definitive Proxy Material

Dear Sir or Madam:

Included with this letter for filing electronically via the EDGAR system is definitive proxy material to be used in connection with a special shareholders' meeting to be held on June 11, 1999. This filing is made pursuant to the requirements of Rule 14a-6(b) under the Securities Exchange Act of 1934.

Please direct any questions regarding this filing to me at the number listed above, or, in my absence, to Lisa Matson, Esq. at (215) 564-8003.

Very truly yours,


/s/ Michael P. O'Hare
Michael P. O'Hare, Esq.


cc:   Josephine Coghlan
      Stephen W. Kline, Esq.




        SCHEDULE 14A INFORMATION
    Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant                       [X]
Filed by a Party other than the Registrant    [ ]
Check the appropriate box:
[X]   Preliminary Proxy Statement
[ ]   Confidential, for Use of the Commission Only
      (as permitted by Rule 14a-6(e)(2))
[ ]   Definitive Proxy Statement
[ ]   Definitive Additional Materials
[ ] Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

          The Penn Street Fund, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]    No fee required.
[ ]    Fee computed on table below per Exchange Act
       Rules 14a-6(i)(4) and 0-11.

       1) Title of each class of securities to which transaction applies:

       2) Aggregate number of securities to which transaction applies:

       3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

       4)  Proposed maximum aggregate value of transaction:

       5)  Total fee paid:

[ ]    Fee paid previously with preliminary materials
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       1)  Amount Previously Paid:

       2)  Form, Schedule or Registration Statement No.:

       3)  Filing Party:

       4)  Date Filed:



                       The Penn Street Fund, Inc.
                        30 Valley Stream Parkway
                           Malvern, PA 19355
                            (610)578-9944
                            1-888-611-7400

                              May 26, 1999

Dear Stockholder,

You are being asked to vote on two very important proposals affecting the Global Equity Portfolio of The Penn Street Fund, Inc.

The first proposal involves a change in the Portfolio's investment objective in connection with a plan to convert the Portfolio from a global equity fund to a domestic balanced fund. Due to global economic and market conditions during the past five years, the Portfolio's investments have been structured very much like a domestic balanced fund during that period. As a result, while this plan involves substantial changes in the Portfolio's investment policies, the general nature of the Portfolio's investments will not change dramatically.

The second proposal is to approve a new investment management agreement for the Portfolio with McGlinn Capital Management, Inc., an investment advisory firm located in Wyomissing, Pennsylvania that was established in 1971 and currently manages approximately $4 billion in client assets. The proposed investment management agreement also reflects a reduction in management fees that will be paid by the Portfolio.

The two proposals are presented for your consideration at this time, in part, due to the untimely passing of Dr. Richard T. Coghlan, the founder of both Penn Street Advisors, Inc. and The Penn Street Fund, Inc. In view of the loss of Dr. Coghlan, and the current economic and financial environment, the Board of Directors of The Penn Street Fund, Inc. concluded that the proposed changes would be in the best interests of the Portfolio's current and future stockholders. If the proposals are approved, the Portfolio will be renamed the McGlinn Balanced Portfolio.

The details of each proposal are included in the attached proxy statement. The Board of Directors has unanimously approved each of the proposals and recommends that you approve both the change in objective and new investment management agreement for the Portfolio. Please vote your shares promptly by completing and signing the enclosed Proxy Card and returning it in the enclosed self-addressed postage-paid envelope. Thank you for your attention to this matter.

Sincerely,


   /S/David E. Sparks
David E. Sparks
President



                      Global Equity Portfolio

                                of

                      The Penn Street Fund, Inc.
                      30 Valley Stream Parkway
                          Malvern, Pa 19355
                           (610) 578-9944
                            1-888-611-7400

                   COMBINED PROXY STATEMENT AND
              NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                                OF
                      THE PENN STREET FUND, INC.
                      To be held on    June 11, 1999

To the Stockholders of the Global Equity Portfolio of
The Penn Street Fund, Inc.:

NOTICE IS HEREBY GIVEN that a Special Meeting of
Stockholders (the "Meeting") of the Global Equity
Portfolio (the "Portfolio") of The Penn Street Fund, Inc.
(the "Penn Street Fund") will be held on    June 11, 1999
at 10:00 a.m. at the offices of Millennium Bank, 30
Valley Stream Parkway, Malvern, Pennsylvania, for the purpose of considering and acting on the following proposals:

       Proposal One:  To Approve a Change in the Portfolio's
       Fundamental Investment Objective.

       Proposal Two:  To Approve a New Investment Management
       Agreement for the Portfolio between The Penn Street
       Fund and McGlinn Capital Management, Inc.

The Board of Directors has fixed the close of business on May 7, 1999 as the record date for the determination of those stockholders who will be entitled to vote at the Meeting.

The    Penn Street      Fund's Annual Report to Stockholders for the fiscal
year ended October 31, 1998 was previously mailed to
stockholders.  Copies of this report are available upon
request, without charge, by writing or calling    collect to      The Penn
Street Fund at the address and telephone number shown above.

Whether or not you plan on attending the Meeting, it is important that you mark your instructions on the enclosed Proxy Card, date and sign it and return it promptly in the enclosed self-addressed, stamped envelope. The enclosed Proxy Card is solicited on behalf of the Board of Directors, is revocable, and will not affect your right to vote in person if you attend the Meeting.

    May 26, 1999                    By Order of the Board of Directors

                                        /s/David E. Sparks
                                     David E. Sparks
                                     President




                        PROXY STATEMENT

                     GLOBAL EQUITY PORTFOLIO
                               OF
                    THE PENN STREET FUND, INC.

Meeting Information.  The Board of Directors of
The Penn Street Fund, Inc. (the "Penn Street Fund") is
soliciting your proxy to be voted at the Special
Meeting of Stockholders (the "Meeting") to be held
on     June 11, 1999     at 10:00 a.m. at the offices of
Millennium Bank, 30 Valley Stream Parkway, Malvern,
Pennsylvania and at any adjournment of the Meeting.
The purpose of the Meeting is to act on the proposals listed in the accompanying Notice.

The Penn Street Fund is an open-end, management investment company registered under the Investment
Company Act of 1940 (as amended, the "1940 Act"), which issues shares of its common stock in separate series, each representing interests in a separate portfolio of investments. Stockholders of the Global Equity Portfolio series (the "Portfolio") of The Penn Street Fund are being asked to vote by proxy at the Meeting.

General Voting Information.  Stockholders of the
Portfolio are entitled to cast one vote for each full share and a partial vote for each partial share of the Portfolio that they own at the close of business on May 7, 1999, which is the record date.

Approval of either proposal by stockholders of the Portfolio requires the affirmative vote of a "majority of the outstanding voting securities" of the Portfolio, which is defined in the 1940 Act as the vote of: (i) more than 50% of the outstanding voting securities of the Portfolio; or (ii) 67% or more of the voting securities of the Portfolio present at a meeting, if the holders of more than 50% of the outstanding voting securities are present or represented by proxy, whichever is less.

The Board of Directors urges you to complete, sign and return the Proxy Card included with this Proxy Statement, whether or not you intend to be present at the Meeting.
It is important that you return the signed Proxy Card promptly to help assure a quorum for the Meeting.

The persons designated as proxies will vote your shares as you instruct on the Proxy Card and, if your signed
Proxy Card is returned without any voting instructions, your shares will be voted "FOR" any Proposal. If you sign and return a Proxy Card, you may still attend the Meeting to vote your shares in person. You may also revoke your proxy at any time before the Meeting:
(i) by notifying The Penn Street Fund in writing;
(ii) by submitting a later signed Proxy; or
(iii) by voting your shares in person at the Meeting.

If a sufficient number of shares are not present at the
Meeting in person or by proxy so as to constitute a
stockholder quorum of the Portfolio (which is a majority
of the shares of the Portfolio), or to approve any proposal
set forth in the Notice, the persons named as proxies may
adjourn the Meeting to a later date to permit further
solicitation of proxies with respect to either proposal.
Abstentions     and broker non-votes     will be counted
for purposes of determining whether a quorum is present at the Meeting, but will not be counted for purposes of determining whether matters to be acted upon at the Meeting have been approved.

This solicitation is being made largely by mail, but may
also be made by officers or employees of the Penn Street Fund, Penn Street Advisors, Inc. ("Penn Street") or Penn Street's parent company, Millennium Bank, through telephonic, facsimile or oral communications. This Proxy
Statement was first mailed to stockholders on or about
   May 26, 1999    . The Penn Street Fund will bear the costs
of this solicitation.

As of the record date, there were 119,188 shares outstanding of the Portfolio. In addition, the following persons owned beneficially more than 5% of the shares of the Portfolio:

Name and Address                   Number             Percentage
of Beneficial Owner              of Shares

James W. Hovey
1325 Morris Drive, Suite 200
Wayne, PA 19087                    31,387             26.334%

Marilyn B. Day
947 Rock Creek Road
Bryn Mawr, PA 19010                24,315             20.401%

Millennium Trust Accounts
Millennium Bank
30 Valley Stream Parkway
Malvern, PA 19355                  22,069             18.516%

Wynrhys E. Coghlan
746 Mt. Moro Road
Villanova, PA 19085                21,124             17.723%

Martin Braun
1095 Baron Drive
Bryn Mawr, PA 19010                 9,774              8.200%

Fred D. Fox
76 Militia Hill Drive
Wayne, PA 19087                     8,536              7.162%





General Overview and Background of the Proposals

The two proposals described in this Proxy Statement are
designed as part of the planned conversion of the Portfolio
from a global equity fund managed by Penn Street to a
domestic balanced fund managed by McGlinn Capital
Management, Inc. ("McGlinn Capital").  The Portfolio
will remain as part of The Penn Street Fund and Penn
Street (now a wholly-owned subsidiary of Millennium Bank)
will continue to provide administrative services to the
Portfolio.    East Coast Consultants, Inc. will continue
to act as distributor for the shares of The Penn Street Fund.
The addresses of both Penn Street and East Coast Consultants, Inc. is 30 Valley Stream Parkway, Malvern, PA 19355.

The conversion of the Portfolio to a domestic balanced fund was not anticipated at the time Millennium Bank acquired Penn Street last November. However, Millennium
Bank, Penn Street and McGlinn Capital had, at that time, begun the preparation of additional portfolios of The Penn
Street Fund that would be managed by McGlinn Capital. The changes proposed for the Portfolio, therefore, are consistent with management's plans to offer additional
Investment options within The Penn Street Fund that are managed by McGlinn Capital.

The proposed changes to the Portfolio's investment objective and the new investment management agreement with McGlinn
Capital each require the approval of the Portfolio's stockholders. The Board of Directors met with McGlinn
Capital concerning the proposed changes and the Board of Directors approved the new investment objective and Investment management agreement with McGlinn Capital, and the Board has also approved a change in the Portfolio's name to the "McGlinn Balanced Portfolio." The investment strategy that McGlinn Capital will utilize in the portfolio is described below in connection with the proposed investment objective so that you can see how McGlinn
Capital will seek to achieve the new objective of the Portfolio.

If stockholders fail to approve both proposals at the Meeting or any adjournments thereof, neither proposal will be effected and the Board of Directors will consider other possible alternatives, including the liquidation of the Portfolio.

   Proposal One:   To Approve a Change in the Portfolio's
   Fundamental Investment Objective

The current and proposed investment objectives of the Portfolio are set forth below. The investment objective is fundamental, which means that it may not be changed without first obtaining stockholder approval.

    Current Investment Objective: To achieve a high rate of total return, with emphasis on capital appreciation

    Proposed Investment Objective: To provide long-term growth with moderate income

Although the language of the two investment objectives shown above differs, the objectives are similar in many respects.
The phrase "total return" in the Portfolio's current investment objective refers to a combination of capital appreciation and income The proposed investment objective seeks growth (which is analogous to capital appreciation) and moderate income. Thus, each objective contemplates a balanced approach, with an emphasis toward capital appreciation.

If the proposals are approved, the primary differences in the way that the Portfolio will be managed are reflected in the current and proposed principal investment strategies and related investment policies described below.

Summary of Current Investment Strategies and Policies of the
Portfolio

The Portfolio's current investment strategies call for a global approach to investing primarily in common or preferred stocks (although investment in fixed-income securities is permitted). Individual securities are selected under a value-driven approach. The Portfolio's investments are allocated among various countries and geographic regions based on an analysis of the economic, political and financial conditions in various areas of the world. During the past five years, the Portfolio has been managed, in effect, as a global "balanced" fund with an asset allocation of approximately 65% equity securities and 35% fixed income securities. In addition, the Portfolio has consistently held a large percentage of its assets in securities of U.S. issuers or American Depository Receipts issued by U.S. banks.

Summary of Proposed Investment Strategies and Policies of the McGlinn Balanced Portfolio

If approved as advisor, McGlinn Capital will use a flexible asset allocation approach that emphasizes the selection of securities that provide sufficient current return to reduce downside risk. Using this approach, the advisor will seek to position the Portfolio to participate in advancing markets while avoiding significant loss of capital in declining markets. The McGlinn Capital investment philosophy is conservative and risk averse, built around the concept of capital preservation.

In attempting to meet its objective, the McGlinn Balanced
Portfolio will invest in a combination of equity, debt, and
money market securities.  Under normal conditions, the
Portfolio will be invested approximately 60% in equities
and 40% in fixed income securities.  The investment mix
may vary from time to time depending on the advisor's
view of economic and market conditions   ,and will normally
include at least 25% of fixed-income securities    .  The advisor
utilizes a top down approach based on fundamental analysis, to provide a framework for its asset allocation and security selection decisions.

McGlinn Capital will make asset allocation decisions by attempting to balance the potential for capital appreciation within the equity market with the ability to earn income in the more stable and less volatile fixed income market. In determining the appropriate balance, the advisor will assess the changing nature of the business cycle, including the potential for corporate profitability and changing interest rates, the risk/opportunity inherent in the current valuation of the fixed income and equity markets and the changing political environment as it might impact one market versus the other. For example, improving corporate profitability and an undervalued equity market relative to the fixed income market, may indicate less risk and more opportunity for equity securities and consequently, an above normal allocation to equities versus fixed income securities.

Equity Investments. The equity portion of the Portfolio will generally be invested in the stocks of large and medium size U.S. companies that the advisor believes are undervalued and offer above average potential for capital appreciation. In general, undervalued equities will exhibit valuation parameters such as price/earnings, price/sales and price/book value ratios below normal for the particular security, as well as a long-term record of earnings, dividends and reasonable profitability. From time to time, the Portfolio will invest in securities that do not pay dividends.
The Portfolio will invest primarily in common stocks of U.S. issuers, and may also purchase securities convertible into common stocks, or warrants or rights to purchase common stocks. The Portfolio may invest a small portion of its assets in foreign companies
(less than 10%), and normally only invests in foreign companies with global operations whose shares are traded on U.S. exchanges or through depository receipts issued by U.S. banks.

Fixed Income Investments. The fixed income portion of the Portfolio will normally be invested in U.S.
Government securities and corporate bonds. While the Portfolio is authorized to invest in short, Intermediate, or long-term fixed income securities, the Portfolio primarily invests in intermediate-term issues, and the average weighted maturity of the Portfolio's fixed income investments is typically
5 1/2 years.

The Portfolio generally invests in corporate bonds that have bond ratings in the top four grades according to a nationally recognized statistical rating organization such as Moody's Investor
Services, Inc. or Standard & Poor's Ratings Group at the time of purchase. The securities in the fixed income portion of the Portfolio are expected to have an average rating of "A," which is the third highest rating by Moody's or S&P. The Portfolio may, however, invest a portion (not to exceed 20% of the fixed-income portion of the Portfolio) of its assets in bonds rated below investment grade, which are known as high yield securities (commonly called
"junk bonds").

The Portfolio normally intends to remain substantially fully invested in equity or fixed income securities.
The Portfolio will also hold a portion of its assets in high quality money market instruments in order to satisfy redemption requests, or during times when excess cash is generated or when cash is held pending the purchase of suitable investments. Money market instruments include short-term obligations of the U.S.
government, its agencies or instrumentalities, bank obligations, commercial paper, repurchase agreements or money market mutual funds. The Portfolio also has authority to invest up to 100% of its assets in such short-term money market instruments for temporary or defensive purposes in response to extreme or adverse market, economic or other conditions. Under these circumstances, the Portfolio may be unable to pursue its investment objective and instead, will focus on preserving investors' capital.

The Board of Directors of The Penn Street Fund has unanimously approved the change in the Portfolio's investment objective and recommends that you vote
"FOR" the new investment objective.

    Proposal Two:      To Approve a New Investment
    Management Agreement for the Portfolio Between
    The Penn Street Fund and McGlinn Capital
    Management, Inc.

Stockholders are being asked to approve a new
Investment Management Agreement for the Portfolio between The Penn Street Fund and McGlinn Capital
("New Agreement"), which will replace the current
Investment Management Agreement between The Penn
Street Fund and Penn Street ("Current Agreement").
The New Agreement reflects a reduction in the annual investment management fee rate from 0.75% of average daily net assets to 0.60% of average daily net assets and is presented to stockholders for approval at this time because the 1940 Act requires stockholder approval of new investment management agreements for mutual funds.

The Penn Street Fund's Board of Directors met on
April 5, 1999 to initially consider the proposed conversion of the Portfolio from a global equity fund to a domestic balanced fund called the McGlinn Balanced Portfolio and the selection of McGlinn Capital to replace Penn Street as investment advisor.

At the meeting, the Board, including the Directors who are not parties to the Current or New Agreement, or interested persons of any such party, unanimously voted to approve the New Agreement with McGlinn
Capital for the Portfolio. In addition, in view of the untimely passing of Dr. Richard Coghlan, and in order to assure the best results for stockholders of the Portfolio, the Board authorized McGlinn Capital to begin immediately managing the assets of the Portfolio during the interim period leading up to the Meeting, at which time stockholders will approve or disapprove the New Agreement with McGlinn Capital.
Consistent with current federal regulatory requirements, the Board also authorized the Portfolio to compensate
McGlinn Capital for its services during the interim period at the management fee rates set forth in the New Agreement, but only if and after stockholders approve the New Agreement.

In evaluating the New Agreement, the Board considered a number of factors, including
McGlinn Capital's experienced research and portfolio management team, the firm's substantial client list and business reputation and the firm's historical performance record for its balanced investment style. The Board also considered the fact that the New Agreement would not result in any reduction in the quality of services to be provided to the Portfolio, and that the management fees would be reduced from 0.75% to 0.60% per year.

The Board of Directors of The Penn Street Fund has unanimously approved the New Agreement, and recommends that you vote "FOR" the New Agreement for the Portfolio.

Information Concerning McGlinn Capital Management, Inc.

McGlinn Capital Management, Inc. 850 North
Wyomissing Blvd., P.O. Box 6158 Wyomissing,
PA  19610-0158 was established in 1971 and
currently manages approximately $4 billion in
assets for clients such as corporate pension,
profit-sharing and 401(k) accounts, multi-employer
(union) pension funds, endowment funds, and
accounts for foundations, religious organizations
and substantial individual investors.  The firm
is an independent, wholly-owned subsidiary of
First Union Corp., located at One First Union
Center, 301 South College Street, Charlotte,
NC 28288-0570.     The members of the Board of Directors of
McGlinn Capital Management are Michael J. McGlinn, Chairman and CEO of McGlinn Capital, James A. Walker, Executive Vice President of McGlinn Capital, and David Francis and Peter Nagle, both of whom are senior executive officers of First Union Corp.

The management team that would be responsible for managing the assets of the Portfolio, along with their positions at McGlinn Capital are as follows:

  Michael J. McGlinn, Chairman and CEO
Mr. McGlinn, age 42, earned his undergraduate business degree from the University of Notre Dame, and his MBA from the New York University Graduate
School of Business Administration. Prior to joining the McGlinn Capital Management team in 1980, he was employed by Ernst & Whinney as a Senior Accountant and CPA.

  Jackson D. Breaks, II, President
Mr. Breaks, age 58, holds a BA in English and an MAT in English/Philosophy from Purdue University. Before joining the team in March, 1990, he was a Senior
Account Executive at Merrill Lynch Capital Markets for seven years. He specialized in bond arbitrage, making regular presentations and publishing numerous articles in this area. Prior to his association with Merrill Lynch, he was employed at First Boston
Corporation for 12 years as the co-manager of the Government Securities Department.

  Daniel M. Szente, CFA, Executive Vice President and
  Director of Research
Mr. Szente, age 51, holds a BS in Education and his MBA in Finance from Ohio State University. For 16 years he held various senior investment positions with the State
Teachers Retirement System in Columbus, Ohio, including
Director of Financial Assets. Prior to joining McGlinn, he served three years as the Managing Director of Equity
Investments for the $9 billion Howard Hughs Medical
Institute in Chevy Chase, Maryland.

  Timothy J. Timura, CFA, Vice President
Mr. Timura, age 37, earned his BA in Liberal
Arts/Economics at Dickinson College and his MBA in Finance from the University of Wisconsin. Tim has served as Senior Manager of Equities for the $35 billion State Teachers Retirement System of
Ohio. He has also held various portfolio management positions with Federated Investors, Inc., Pilgrim
Baxter & Associates, and Invista Capital Management before joining McGlinn.

Information Concerning the Current and New Investment
Management Agreements

The Current and New Agreements are virtually identical, except for the change in investment advisor from Penn
Street to McGlinn Capital and the reduction in the annual management fee rate, as well as changes in the effective and termination dates. In addition, the New Agreement contains language recognizing McGlinn Capital's right to recoup management fee amounts for services provided during the interim period prior to the Meeting if stockholders approve the New Agreement. Pursuant to the Current Agreement, the Portfolio pays a monthly investment management fee to Penn Street, at the annual rate of 0.75% of the Portfolio's average net asset value. Prior to November 11, 1998 when
Millennium Bank acquired Penn Street, the annual management fee rate was 0.90% of average annual net assets. For the fiscal year ended October 31, 1998, the Portfolio paid investment management fees to Penn
Street of $75,745 (the amount would have been $63,000 if the 0.75% rate had been in effect). The Current
Agreement was approved by stockholders on October 20, 1998 in connection with the Millennium transaction.

The New agreement reflects a proposed reduction in management fees from 0.75% to 0.60%. Under the proposed fee rate of 0.60%, the amount of management fees paid to McGlinn Capital by the Portfolio during a fiscal year, assuming the same asset levels as the fiscal year ended October 31, 1998, would be $50,000, which would represent a 20% decrease compared to the dollar amounts that would have been paid during the past fiscal year at the 0.75% level and the 33% decrease compared to the dollar amounts that were paid during the past fiscal year at the 0.90% level.

Under the Current and New Investment Management
Agreement, subject to the supervision of the Board
of Directors of The Penn Street Fund, the    advisor
provides portfolio management, research and analysis
for the    Penn Street Fund    , and is responsible for
directing the investments of the Portfolio in accordance
with its stated investment objective, policies and restrictions.
The     advisor      also maintains a trading department for
the    The Penn Street Fund    , and keeps certain books and
records in connection with its services to    The Penn Street
Fund.  The Agreements provide that the     advisor      will
bear the costs of the office space, furnishings, equipment and personnel required to perform its duties under the Agreements.
The    Penn Street     Fund bears all other costs of its operations.

The    advisor    , in effecting the purchases and sales of
portfolio securities for     The Penn Street Fund    , currently seeks
execution of trades at the most favorable and competitive
rate of commission charged by any broker, dealer or
member of an exchange.  However, the    advisor     reserves the
right to seek execution of trades at a higher rate of
commission charges if reasonable in relation to brokerage
or research services provided to    The Penn Street Fund
or The    advisor     by such member, broker, or dealer.
Such research services may include, but are not limited to,
the following: information as to the availability of securities for purchase or sale and statistical or factual information;
or opinions pertaining to investments. The    advisor     may
use research services provided to it by brokers and dealers
in servicing all its clients and not all such services will
be used by the    advisor     in connection with
   The Penn Street Fund.

The Current Agreement also provides that the    advisor     will
not be liable to The Penn Street Fund or any stockholder of The Penn Street Fund for errors of judgement in the absence of negligence in the performance of its duties. Each
Agreement will remain in effect from year-to-year provided it is continued each year by a vote of The Penn Street
Fund's Board of Directors, including a majority of the Directors who are not parties to the Agreement or interested persons of such party, or by a majority of the outstanding voting securities of the Portfolio.

Each Agreement may be terminated without penalty by The
Penn Street Fund's Board of Directors or by stockholders
upon 60 days written notice to the    advisor    , or by the
   advisor    , upon 90 days written notice to    The Penn Street Fund    .
The New Agreement will terminate automatically in the event of an assignment (as defined in the 1940 Act).

Once effective, the New Agreement will continue for an initial term of two years. Thereafter, the New Agreement may be continued for successive one year periods if approved by a majority of the outstanding voting securities of the Portfolio or by the Board of Directors of The Penn Street Fund and, in either event, by a majority of the Directors who are not parties to the New Agreement or interested persons of any such party.

A form of the new investment management agreement for the Portfolio is attached to this Proxy Statement as Exhibit A.

Tax Issues

The Portfolio presently has approximately $500,000 of capital loss carryover that it could use to offset capital gains for tax purposes in future years. Recent changes in the Portfolio's shareholder base, together with anticipated inflows of investments by McGlinn
Capital clients if the proposals are approved, are expected to result in a change in the Portfolio's ownership that is substantial enough to limit the ability of the Portfolio to utilize a portion of the capital loss carryover under the federal tax laws. Because of the expected changes in the shareholder base, it is anticipated that the Portfolio's ability to utilize the capital loss carryover would be limited by approximately 20%.
Stockholder Proposals

Any stockholder who desires to submit a stockholder proposal may do so by submitting such proposal in writing, addressed to The Penn Street Fund, at the address listed in the Notice. The Penn Street Fund is organized as a Maryland corporation, and ordinarily does not hold annual stockholder meetings. Any proposal received a reasonable time in advance of the preparation of material relating to a future stockholder meeting will be included in such material.

BY ORDER OF THE BOARD OF DIRECTORS


   /s/David E. Sparks
David E. Sparks
President
   May 26, 1999




                                   EXHIBIT A

                        INVESTMENT MANAGEMENT AGREEMENT


AGREEMENT made this ____ day of April 1999, by and between THE PENN STREET FUND, INC., a Maryland corporation
(the "Fund") and McGlinn Capital Management, Inc., a
Pennsylvania corporation (the "Manager").

1.   Duties of Advisor

The Fund hereby employs the manager to manage the investment and reinvestment of the assets of the Global Equity Portfolio which, if this Agreement is approved by the Stockholders of the Portfolio, as provided in section 7 below, will be renamed the McGlinn Balanced Portfolio (the "Portfolio"), to continuously review, supervise and administer the Portfolio's investment program, to determine in its discretion the securities to be purchased or sold and the portion of the Portfolio's assets to be uninvested, to provide the Fund with records concerning the Manager's activities which the Fund is required to maintain, and to render regular reports to the Fund's officers and the Board of Directors of the Fund, all in compliance with the objectives, policies and limitations set forth in the Fund's registration statement. The Manager accepts such employment and agrees to provide, at its own expense, the office space, furnishings and equipment and the personnel required by it to perform the services described herein on the terms and for the compensation provided herein.

2.   Portfolio Transactions

The Manager is authorized to select the brokers or dealers that will execute the purchases and sales of portfolio securities for the Portfolio and is directed to use its best efforts to obtain the best available price and most favorable execution. It is understood, however, that the Manager shall not be deemed to have acted unlawfully, or to have breached a fiduciary duty to the Fund or in respect of the Portfolio or be in breach of any obligation owing to the Fund or in respect of the Portfolio under this Agreement, or otherwise, solely by reason of its having caused the Portfolio to pay a member of a securities exchange, a broker or a dealer a commission for effecting a securities transaction for the Portfolio in excess of the amount of commission another member of an exchange, broker or dealer would have charged if the Manger determines in good faith that the commission paid was reasonable in relation to the brokerage or research services provided by such member, broker or dealer, viewed in terms of that particular transaction or the Manager's overall responsibilities with respect to its accounts, including the Fund, as to which it exercises investment discretion. The
Manager will promptly communicate to the officers and directors of the Fund such information relating to transactions for the Portfolio as they may reasonably request.

3.   Compensation of the Manager

For the services to be rendered by the Manager as provided in Section 1 of this Agreement, the Fund shall pay to the Manager, at the end of each month, a fee equal to one-twelfth of .60 percent of the average daily net assets of the Portfolio. In the event that this Agreement is terminated at other than a month-end, the fee for such month shall be prorated. The forgoing provisions of this section
3 notwithstanding, the fee provided herein shall be accrued but not paid until this Agreement is approved by the stockholders of the Portfolio as required by section 15 of the Investment Company Act of 1940 ("Act").

4.   Reports

The Fund and the Manager agree to furnish to each other information with regard to their respective affairs as each may reasonably request.

5.   Status of the Manager

The services of the Manager to the Fund or in respect of the Portfolio, are not to be deemed exclusive, and the Manager shall be free to render similar services to others as long as its services to the Fund, or in respect of the Portfolio, are not impaired thereby. The Manager shall be deemed to be an independent contractor and shall, unless otherwise expressly provided or authorized, have no authority to act for or represent the Fund in any way or otherwise be deemed an agent of the Fund.

6.   Liability of Manager

The Manager shall not be liable to the Fund or any shareholder thereof for errors of judgment in the performance of its duties hereunder.

No provision of this Agreement shall be deemed to protect the Manager against any liability to the Fund to which it might otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or the reckless disregard of its obligations under this Agreement.

7.   Duration and Termination

This Agreement shall become effective on April 5, 1999
(the "Effective Date") and shall continue in effect until April 4, 2001, provided that it is approved in accordance with Section 15 of the Act by the stockholders of the Portfolio at the next Special
Meeting of Stockholders held after execution of this Agreement. Thereafter, this Agreement may be continued in effect for successive one-year periods provided each such continuance is approved at least annually by a vote of the Fund's Board of Directors, including the vote of a majority of the directors who are not parties to this Agreement or interested persons of any such party, cast in person, at a meeting called for the purpose of voting such approval. In addition, the question of continuance of this Agreement may be presented to the shareholders of the Fund; in such event, such continuance shall be effected only if approved by the affirmative vote of the holders of a majority of the outstanding voting securities of the Portfolio.

This Agreement may at any time be terminated without payment of any penalty either by vote of the Board of Directors of the Fund or by vote of the holders of a majority of the outstanding voting securities of the Portfolio, on sixty days written notice to the Manager.

This Agreement shall automatically terminate in the event of its assignment.

This Agreement may be terminated by the Manager after ninety days written notice to the Fund.

Any notice under this Agreement shall be given in writing, addressed and delivered, or mailed postpaid, to the other party at any office of such party.

As used in this Section 7, the terms "assignment,"
"interested persons," and a "vote of the holders of a majority of the outstanding securities" shall have the respective meanings set forth in Section 2(a)(4),
Section 2(a)(19), Section 2(a)(42) of the Act and
Rule 18f-2 thereunder.

8.   Severability

If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

IN WITNESS WHEREOF, the parties hereby have caused this Agreement to be executed this ______ day of __________ 1999.


McGlinn Capital Management, Inc.           The Penn Street Fund, Inc.

By:                                        By:
                                           President



BY SIGNING AND DATING THIS CARD, YOU AUTHORIZE
THE PROXIES TO VOTE EACH PROPOSAL AS MARKED.
IF A SIGNED CARD IS NOT MARKED, THE PROXIES WILL
VOTE "FOR" THE PROPOSAL.  PLEASE COMPLETE AND
MAIL THIS CARD AT ONCE IN THE ENCLOSED ENVELOPE.

          THE PENN STREET FUND, INC.

          GLOBAL EQUITY PORTFOLIO

PROXY FOR SPECIAL MEETING OF STOCKHOLDERS - [       ], 1999

The undersigned hereby constitutes and appoints
Jan Gill and Josephine Coghlan, or any of them, with power of substitution, as proxies to appear and vote all of the shares of common stock standing in the name of the undersigned as of the record date at the special meeting of stockholders of the Global
Equity Portfolio (the "Portfolio") of The Penn Street
Fund, Inc. (the "Penn Street Fund") to be held at the offices of Millennium Bank, 30 Valley Stream Parkway,
Malvern, PA at 10:00 a.m. local time, or at any postponement or adjournment thereof; and the undersigned hereby instructs said proxies to vote as indicated on this proxy card.

The shares represented by this Proxy will be voted as specified in the following items. If no choice is specified, they will be voted to approve each Proposal. Please refer to the Proxy Statement discussion of these matters. This Proxy is solicited on behalf of The Penn Street Fund's
Board Of Directors.

1.   To Approve a Change in the Portfolio's
     Fundamental Investment Objective

   FOR [ ]              AGAINST [ ]              ABSTAIN [ ]

2. To Approve a New Investment Management Agreement for the Portfolio Between The Penn Street Fund and
     McGlinn Capital Management, Inc.

   FOR [ ]              AGAINST [ ]               ABSTAIN [ ]


       SIGNATURE                        DATE



       SIGNATURE OF JOINT OWNER          DATE

Please date and sign name (or names) to authorize the voting of your shares as indicated above. Where shares are registered with joint owners, all joint owners should sign. Persons signing as an executor, administrator, trustee or other representative should give full title as such.